EXHIBIT 99.1

Wave Systems Receives U.S. Military Academy Contract for a Data Security Project

Lee, MA – Dec. 16, 2004 – Wave Systems Corp. (NASDAQ:WAVX) today announced it has received an order from the United States Military Academy’s Information Technology Operations Center for Wave to provide information technology products associated with the academy’s Secure Content Dissemination and Data Retrieval Computer System project.

Wave will provide technology, including its EMBASSY® Trust Suite software, EMBASSY-enabled smart card readers and TecSec® Inc.’s CKM®-enabled Role Based Access Controls software.

“We are very excited about this project and we believe it will give our cadets a first hand appreciation for the challenge of getting information securely into, out of, and across the Department of Defense’s Global Information Grid,” said Dr. Aaron Ferguson, Department of Defense Visiting Professor, Department of Electrical Engineering and Computer Science, United States Military Academy.

“The software and hardware provided by Wave supports the Department of Defense funded cadet Capstone project for secure information sharing,” he said. “This software and hardware should allow the cadet team to develop a secure, smart card-enabled network enterprise prototype on a ‘trusted’ platform.”

The USMA was recently re-designated by the National Security Agency as a Center of Academic Excellence in Information Assurance Education.

“The project prototype involves strongly authenticating authorized users of MSOffice® documents and data applications, allowing those users to process the documents using digital signatures and allowing users to access specific documents or portions of documents based on cryptographically-based role-based access controls,” said Dr. Ferguson.

“Cadets will be using the technology from Wave and TecSec to demonstrate interoperability with the U.S. government’s Common Access Card. There is potential for broad application of these technologies in the existing military data security environment.”

“Wave has invested heavily in Trusted Computing and Identity Management hardware and software solutions,” said Brian Berger, Wave’s executive vice president, marketing and sales. “We believe these technologies could play an important role in making government personal computers more trusted and secure while making the PC applications more secure and easy to manage. We look forward to participation in the project at West Point.”

“The use of the Wave technology combined with TecSec’s CKM products provide the project with powerful tools to accomplish their objectives,” said John Petty, TecSec’s Chairman and CEO.

CKM, short for Constructive Key Management, provides enforced access control and data management allowing users to control anything that can be named, from a character, page, image or sound in a document or form to a field in a database.

The approach of differentially encrypting data based on the need-to-know or need-to-share principle allows secure communication among groups of individuals with a variety of roles. Those individuals who have a legitimate need to view information have access to it, while others don’t. More information on TecSec’s CKM products and technology is available at www.tecsec.com.

More information on Wave Systems Trusted Computing solutions is available at www.wave.com.

About Wave Systems

Consumers and businesses are demanding a computing environment that is more trusted, private, safe and secure. Wave is the leader in delivering trusted computing applications and services with advanced products, infrastructure and solutions across multiple trusted platforms from a variety of vendors.  Wave holds a portfolio of significant fundamental patents in security and e-commerce applications and employs some of the world’s leading security systems architects and engineers. For more information about Wave, visit http://www.wave.com.

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Safe Harbor for Forward-Looking Statements

Except for the statements of historical fact, the information presented herein constitutes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results, performance or achievements of the company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. . Such factors include general economic and business conditions, the ability to fund operations, the ability to forge partnerships required for deployment, changes in consumer and corporate buying habits, chip development and production, the rapid pace of change in the technology industry and other factors over which Wave Systems Corp. has little or no control.  Wave Systems assumes no obligation to publicly update or revise any forward-looking statements.

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Wave Systems Corp.	Jaffoni & Collins
John Callahan	David Collins, Richard Land
413-243-7029	212-835-8500
jcallahan@wavesys.com	wavx@jcir.com

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